Exhibit 10.8

EQUITYHOLDERS AGREEMENT

by and among

BEIJING PEKING UNIVERSITY EDUCATION INVESTMENT CO., LTD.

and

PROSPERITY HOLDINGS LIMITED

and

FOURTEEN INDIVIDUAL IN SCHEDULE I HERETO

dated as of August 15, 2008

AGREEMENT

THIS AGREEMENT is made on August 15, 2008,

AMONG:

(1)

BEIJING PEKING UNIVERSITY EDUCATION INVESTMENT CO., LTD., a limited liability company incorporated under the laws of the PRC, with its legal address at 3rd District, No. 5 Yangyuan, Haidian Road, Haidian District, Beijing (“BPUEI”);

(2)	FOURTEEN INDIVIDUALS AS SET FORTH IN SCHEDULE I HERETO, all of whom are shareholders of BJB (the “Individual BJB Equityholders”); and

(3)	PROSPERITY HOLDINGS LIMITED, a company incorporated under the laws of the Cayman Islands, having its registered office at M&C Corporate Service Limited, P.O. Box 309 GT, Ugland House, South Church Street, George Town, Grand Cayman, Cayman Islands (“Prosperity”).

BPUEI, Prosperity and the Individual BJB Equityholders are hereinafter individually referred to as a “Party” and collectively referred to as the “Parties.”

RECITALS

WHEREAS:

(A)	Prosperity, BPUEI, the Individual BJB Equityholders and Beijing Jade Bird Educational Information Technology Co., Ltd. (“BJB”), a Sino-foreign joint venture formed under the joint venture laws and regulations of the People’s Republic of China (“PRC”), entered into an Amended and Restated Sino-Foreign Equity Joint Venture Contract dated July 20, 2007 (the “BJB Joint Venture Contract”);

(B)	According to Section 5.7.1 of the BJB Joint Venture Contract, parties to the BJB Joint Venture Contract have granted each other the right of first refusal with respect to any proposed transfer of equity interest in BJB (the “Right of First Refusal”);

(C)	BPUEI desires to transfer its entire equity interest in BJB (the “BPUEI’s Equity Interest”), which is fourteen percent (14%) as of the date hereof, to a third-party transferee (the “BPUEI’s Transferee”); and

(D)	The Individual BJB Equityholders desire to transfer their aggregate equity interest in BJB (the “Individual Equityholders’ Equity Interest”), which is six percent (6%) as of the date hereof, to a third-party transferee (the “Individual Equityholders’ Transferee”).

NOW, THEREFORE, for good and valid consideration, the receipt of which is hereby acknowledged by the Parties, and subject to the terms and conditions set forth herein, the Parties hereto agree as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	“Competitor” means any organization, association or individuals in the business of IT Education. For the avoidance of doubt, a fund that has portfolio companies in the IT Education business is not a Competitor.

“IT Education” means any information technology education or training product which target individual users, corporations, organizations, and educational institutions including, but not limited to, colleges, universities and vocational high schools in (1) software engineering, development and applications including but not limited to, software application, software development, software testing, software project management, software systems integration, software system maintenance which shall include ACCP; (2) network engineering, design and applications including but not limited to network design, network security, building network environments, network system integration, network system configuration and maintenance, network technology applications, network service maintenance and construction of websites; and (3) hardware which shall include but not be limited to computer and electronic equipment manufacturing, hardware maintenance, hardware assembly, hardware debugging and testing.

“Listco” means Beijing Jadebird IT Education Company, Limited, a company incorporated under the laws of the Cayman Islands.

“Listco Share Exchange Agreement” means the Listco Share Exchange Agreement, dated as of August 15, 2008.

“Ordinary Shares” means the ordinary shares of Listco, par value 0.000125 per share.

1.2	Terms defined in the singular shall have a corresponding meaning when used in the plural and vice versa.

1.3	Clause headings in this Agreement shall not affect its interpretation.

2.	AGREEMENTS

2.1	Prosperity and BPUEI agree to waive their respective Right of First Refusal under Section 5.7.1 with respect to the transfer (the “Individual Equityholders’ Transfer”) of the Individual Equityholders’ Equity Interest from the Individual BJB Equityholders to the Individual Equityholders’ Transferee regardless of when the Individual Equityholders’ Transfer occurs.

2.2	Prosperity and the Individual BJB Equityholders agree to waive their respective Right of First Refusal under Section 5.7.1 with respect to the transfer (the “BPUEI Transfer”) of the BPUEI’s Equity Interest from BPUEI to the BPUEI’s Transferee regardless of when the BPUEI Transfer occurs.

2.3	Neither the BPUEI’s Transferee nor the Individual BJB Equityholders’ Transferee shall be a Competitor of Listco.

2.4	BPUEI shall cause the BPUEI’s Transferee to exchange the BPUEI Equity Interest for Ordinary Shares pursuant to the Listco Share Exchange Agreement immediately after the completion of the BPUEI Transfer.

2.5	The Individual BJB Equityholders shall cause the Individual BJB Equityholders’ Transferee to exchange the Individual BJB Equityholders’ Equity Interest for Ordinary Shares pursuant to the Listco Share Exchange Agreement immediately after the completion of the Individual BJB Equityholders’ Transfer.

3.	REPRESENTATIONS AND WARRANTIES

Each Party hereto represents and warrants to the other Party that:

3.1	Corporate Existence and Power; Natural Person Capacity. With respect to a Party that is a corporate entity, such Party is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and each has all organizational powers to carry on its business as now conducted. With respect to a Party that is a natural person, such Party has the capacity to enter into this Agreement.

3.2	Authorization. The execution, delivery and performance by each Party that is a corporate entity and the consummation of the transactions contemplated by this Agreement are within such Party’s corporate powers and have been duly authorized by all necessary corporate action on the Part of such Party. Each Party has full power and capacity and has obtained all corporate and other approvals necessary to enter into this Agreement and all further documents required to be entered into pursuant hereto, as well as to perform its obligations hereunder and thereunder as and when due.

3.3	Governmental Authorization. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement require no action or approval by or in respect of, or filing with, any governmental authority other than (i) the registration, filing or approval as required by relevant PRC laws and regulations with respect to foreign acquisition and merger, or (ii) those as to which the failure to make or obtain would not reasonably be expected to prevent the Party’s ability consummate the transactions contemplated by this Agreement or perform its obligations under this Agreement.

3.4	Binding Agreement. This Agreement constitutes a valid and binding agreement, enforceable against such Party in accordance with its terms, except to the extent such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws from time to time in effect generally affecting the enforcement of creditors’ rights and remedies and general principles of equity.

3.5	Noncontravention. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement do not and will not (i) violate any of the Party’s organizational document, (ii) violate any applicable laws and regulations to which the Party is subject, (iii) violate any agreement to which the it is a Party, with such exceptions, in the case of each of clauses (ii) and (iii), as would not, individually or in the aggregate, reasonably be expected to prevent, enjoin or impair the Party’s ability to consummate the transactions contemplated by this Agreement or perform the Party’s obligations under this Agreement, or be material.

4.	GENERAL PROVISIONS

4.1	Term and Termination; Survival. This Agreement shall commence on the date hereof and shall remain in effect until all the obligations hereunder are performed. It shall terminate at any time before the performance of all obligations upon written consent of all Parties. Termination of this Agreement shall not prejudice any accrued rights of any Party. Representations and warranties set forth in this Agreement shall survive any termination for two years.

4.2	Notices. Any notice or other communication under or in connection with this Agreement shall be in writing and shall be delivered personally or sent by registered letter, postage prepaid or by fax, to the Party due to receive the notice at its address set out below or such other address as any Party may specify by notice in writing to the others.

Beijing Peking University Education Investment Co., Ltd.

4th Floor, Beida Jade Bird Building

No. 207 Chengfu Road

Haidian District

Beijing 100871

People’s Republic of China

Facsimile: 0086-010-6276-5626

Attention: XU, Zhixiang

Individual BJB Equityholders

c/o Beijing Jade Bird Education Information Technology Co. Ltd.,

Beida Jade Bird Building

No. 207 Chengfu Road

Haidian District, Beijing 100871

People’s Republic of China

Fax number: 0086-10-6276-5626

Attention: YANG, Ming

Prosperity Holdings Limited

c/o Crescent Point Group

One George Street, #15-04

Singapore 049145

Fax number: 0065-6223-5992

Attention: WONG, James

4.3	Remedies. The rights and remedies contained in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

4.4	Amendments and Waivers. (a) Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each Party to this Agreement, or in the case of a waiver, by the Party against whom the waiver is to be effective; (b) No failure or delay by any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

4.5	Entire Agreement. This Agreement and each document referred to in it constitute the entire understanding and agreement between the Parties concerning the subject matter hereof and thereof and supersede all prior agreements, understandings, discussions, negotiations and undertakings, whether written or oral, between the Parties with respect thereto. This is an integrated document.

4.6	Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns; provided that no Party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the all other Parties hereto, except for assigns among the Individual BJB Equityholders.

4.7	Governing Law. This Agreement shall be governed by and construed in accordance with the laws promulgated in the PRC. However, where PRC Laws does not regulate on any issues specified herein, the same shall be governed by reference to international custom.

4.8	Dispute Resolution Forum.

(a) If there is any dispute, claim or controversy arising from, related to or in connection with this Agreement, or the breach, termination or invalidity hereof, the Parties shall first attempt to resolve such dispute, controversy or claim through friendly consultations. If the dispute, claim or controversy is not resolved through friendly consultations within thirty days after a Party has delivered a written notice to another Party requesting the commencement of consultation, then the dispute, claim or controversy shall be finally settled by arbitration conducted by the China International Economic and Trade Arbitration Commission (the “CIETAC”) in accordance with the Arbitration Rules of the CIETAC then in effect and as may be amended by the rest of this Section 4.8 (the “Rules”). There shall be three arbitrators nominated in accordance with the Rules. One arbitrator shall be nominated by Crescent Jade, and the second arbitrator shall be nominated by BPUEI’s Transferee and the Individual Equityholders’ Transferee together as a group. The two named arbitrators shall nominate the third arbitrator within thirty (30) days of the nomination of the second arbitrator. If any arbitrator has not been named within the time limits specified in the Rules, such appointment shall be made by the Chairman of the CIETAC upon the written request of either Party within thirty days of such request. The arbitration shall be held and the award shall be rendered in China. The arbitration proceeding shall be conducted and the award shall be rendered in the both Chinese and English language. Each Party shall cooperate in good faith to expedite (to the maximum extent practicable) the conduct of any arbitral proceedings commenced under this Agreement.

(b) The award shall be final and binding upon the Parties, and shall be the exclusive remedy between the Parties regarding any claims, counterclaims, issues, or accountings presented to the arbitral tribunal. To the fullest extent allowed by applicable law, each Party hereby waives any right to appeal such award. Judgment upon the award may be entered in any court having jurisdiction thereof, and for purposes of enforcing any arbitral award made hereunder, each Party irrevocably submits to the jurisdiction of any court sitting where any of such Party’s material assets may be found. Any arbitration proceedings, decisions or awards rendered hereunder shall be governed by the United Nations Convention on the Enforcement of Foreign Arbitral Awards of June 10, 1958, as amended, and the Parties agree that any award rendered hereunder shall not be deemed a domestic arbitration under the laws of any jurisdiction.

(c) By agreeing to arbitration, the Parties do not intend to deprive any court of its jurisdiction to issue a pre-arbitral injunction, pre-arbitral attachment or other order in aid of arbitration proceedings and the enforcement of any award. Without prejudice to such provisional remedies in aid of arbitration as may be available under the jurisdiction of a court, the arbitral tribunal shall have full authority to request the court to grant provisional remedies and to award damages for the failure of any Party to respect the arbitral tribunal’s orders to that effect.

(d) The costs of the arbitration, as defined in the Rules, shall be allocated between the Parties by the arbitrators and shall be set forth in the arbitral award. Any amounts subject to the dispute, controversy or claim that are ultimately awarded to a Party under this Section 4.8 shall bear interest at the rate of five percent (5%) per annum from the earlier of (i) the date of the request for arbitration and (ii) the date such amount would have become due and owing but for the dispute, controversy or claim until the date the arbitral award is paid in full.

4.9	Counterparts; Effectiveness; Third Party Beneficiaries. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each Party hereto shall have received a counterpart hereof signed by the other Party hereto. Until and unless each Party has received a counterpart hereof signed by the other Party hereto, this Agreement shall have no effect and no Party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication). No provision of this Agreement is intended to confer any rights, benefits, remedies, obligations, or liabilities hereunder upon any person other than the Parties hereto and their respective successors and assigns.

4.10	Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other governmental authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any Party. Upon such a determination, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible.

[Signature Pages to Follow]

IN WITNESS WHEREOF, the Parties to this Agreement have executed and delivered this Agreement on the day and year first before written.

BEIJING PEKING UNIVERSITY EDUCATION INVESTMENT CO., LTD.

By:
Title:

PROSPERITY HOLDINGS LIMITED

By:
Title:

YANG, MING

TANG, CHENGXI

LIANG, JUN

SUN, QUNTIAN

LU, JUN

XIAO, RUI

GAO, WEI

LIN, PING

GUO, NANNAN

HE, WENRUI

YU, LINA

XIAO, QIQIN

Li, XIANGYANG

WANG, YANG

SCHEDULE 1

FOURTEEN INDIVIDUAL SHAREHOLDERS OF BJB

YANG, MING

TANG, CHENGXI

LIANG, JUN

SUN, QUNTIAN

LU, JUN

XIAO, RUI

GAO, WEI

LIN, PING

GUO, NANNAN

HE, WENRUI

YU, LINA

XIAO, QIQIN

Li, XIANGYANG

WANG, YANG